UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

________________________

Date of Report (Date of earliest event reported): November 7, 2014

Luby's, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2014, Luby's, Inc. (the "Company") entered into a Second Amendment (the "Amendment") to the Credit Agreement dated as of August 14, 2013 (as amended to date, the "Credit Agreement") among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Amegy Bank National Association, as syndication agent. The Credit Agreement has a maturity date of September 1, 2017.

The Second Amendment modifies certain key financial bank covenants to provide for the Company’s capital needs given the Company's trailing EBITDA, as defined in the Credit Agreement. The adjusted covenants provide the Company with more available credit.

The material provisions of the Amendment are summarized below:

●

Revised the interest rate for borrowings under the Credit Agreement to (1) a base rate equal to the greater of (a) the federal funds effective rate plus one-half of 1% and (b) prime, plus, in either case, an applicable spread that ranges from 0.75% to 2.25% per annum, or (2) the London Inter-Bank Offered Rate (“LIBOR”) plus an applicable spread that ranges from 2.50% to 4.00% per annum. The applicable spread under each option is dependent upon certain measures of the Company’s financial performance at the time of election.

●

Revised the Lease Adjusted Leverage Ratio to not more than (i) 5.75 to 1.00 at all times during the first, second and third fiscal quarters of fiscal year 2015, (ii) 5.50 to 1.00 at all times during the fourth fiscal quarter of fiscal year 2015, (iii) 5.25 to 1.00 at all times during the first fiscal quarter of fiscal year 2016, (iv) 5.00 to 1.00 at all times during the second fiscal quarter of fiscal year 2016, and (v) 4.75 to 1.00 at all times thereafter.

●

Revised the Debt Service Coverage Ratio to not less than (i) 1.10 to 1.00 at all times during the first, second and third fiscal quarters of fiscal year 2015, (ii) 1.25 to 1.00 at all times during the fourth fiscal quarter of fiscal year 2015 and the first and second fiscal quarters of fiscal year 2016, and (iii) 1.50 to 1.00 at all times thereafter.

●

Added the requirements that the Company maintain a minimum Net Profit of not less than $1.00 for at least one of any two consecutive fiscal quarters, starting with the third fiscal quarter of 2016 (for the second and third fiscal quarters of 2016) and a minimum Net Profit of not less than $1.00 for any period of four consecutive fiscal quarters ending, starting with the fourth fiscal quarter of 2015 (for the fiscal year 2015).

●	Added the requirement the Company will not exceed $25,000,000 in Capital Expenditures in any fiscal year.

●

Included as security for indebtedness under Credit Agreement a security interest in, among other things, all of the personal property and revised to include all Real Property of the Company and its subsidiaries(other than the Excluded Assets (as defined therein)).

The foregoing description of the Amendment is a general description and is qualified in its entirety by reference to the Amendment, filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

10.1

Second Amendment to Credit Agreement, dated as of August 14, 2013, among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Amegy Bank National Association, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC. (Registrant)

Date: November 12, 2014	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Second Amendment to Credit Agreement, dated as of August 14, 2013, among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Amegy Bank National Association, as syndication agent.